ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT

                                The Benham Group

     AGREEMENT effective this 1st day of June, 1995, by each open-end management investment company listed on Schedule E attached hereto and made part of this agreement by reference, each portfolio of an open-end management investment company listed on Schedule E and all open-end management investment companies (or portfolios thereof) subsequently established and made subject to this Agreement in accordance with Paragraph XI. (individually, "Fund" or collectively, "Funds"), and BENHAM FINANCIAL SERVICES, INC. ("BFS"), a registered transfer agent incorporated under the laws of the State of California and a wholly-owned subsidiary of TWENTIETH CENTURY COMPANIES, INC. ("TCC"), for general administrative, transfer agency, and dividend disbursing services as follows:

I. ADMINISTRATIVE SERVICES.

          A. Description of Services. As consideration for the compensation described in Section I.B, BFS agrees to provide the Funds with the services described and set forth on Schedule A attached hereto and made a part of this Agreement by reference.

          B.   Compensation.  As  consideration  for the  services  described in
               Section I.A above, each Fund shall pay BFS a fee equal to its pro rata share of the dollar amount derived from applying the aggregate average daily net assets of the Funds listed on Schedule E to the rate schedule set forth on Schedule F attached hereto and made a part of this Agreement by reference ("fund-level fee"). Each Fund's fund-level fee, or pro rata share of the dollar amount derived from applying the Funds' aggregate average daily net assets to the rate schedule set forth on Schedule F, shall be determined on the basis of its average daily net assets relative to all other Funds listed on Schedule E. Said fund-level fees shall be calculated and accrued daily and payable monthly in three installments, the first on the tenth of the month (or the next business day, if not a business day), the second on the twentieth of the month (or the next business day, if not a business day), and the third not later than the third business day of the following month.

II. TRANSFER AGENT SERVICES.

          A. Services to be Provided. As consideration for the compensation described in Section II.B, BFS will provide each Portfolio with the share transfer and dividend disbursing services described on Schedule B attached hereto and made a part of this Agreement by reference. BFS agrees to maintain sufficient trained personnel, equipment, and supplies to perform such services in conformity with the current prospectus of each Fund and such other reasonable standards of performance as the Funds may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

          B.   Compensation.  As  consideration  for the  services  described in
               Section II.A, each Fund agrees to pay BFS the fees specified on Schedule F for each shareholder account maintained and each shareholder account transaction executed by BFS each month. For purposes of this Agreement "shareholder account transaction" is any one of the transactions described on Schedule C attached hereto and made a part of this Agreement by reference, as it may be amended from time to time. Such fees shall be paid monthly in three installments, the first on the tenth of the month (or the next business day, if not a business day), the second on the twentieth of the month (or the next business day, if not a business day), and the third on the third business day of the following month.

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

          C. Third Party Servicing. Subject to approval by the applicable Fund's Board of Directors/Trustees, BFS may enter into agreements with third parties for the performance of one or more of its obligations under this Agreement (and such other services as BFS may desire) for all or any portion of the shareholders of the Fund who maintain shareholder accounts through, or who are otherwise provided services by, any such third parties. To the extent that such third parties perform services that BFS is obligated to perform under this Agreement, BFS shall be entitled to receive the fees to which it would otherwise be entitled hereunder had it performed such services directly; provided, however, that the Fund's Board of Directors/Trustees may limit amounts receivable by BFS under this Agreement for services performed on its behalf by third parties. BFS will furnish the Fund shareholder and account records and data upon which the Fund's obligations under this Agreement are calculated, and such other data pertaining to any services rendered by third parties as the Fund may reasonably require. The Fund shall be entitled to have any and all such records audited by the Fund's independent accountants at any time upon reasonable notice to BFS.

III. EXPENSES.

          A. Expenses of BFS. BFS shall pay all expenses incurred in providing the Funds the services and facilities described in this Agreement, whether or not such expenses are billed to BFS or the Funds.

          B. Direct Expenses. Any provision of this Agreement to the contrary notwithstanding, each Fund shall pay, or reimburse BFS for the payment of, the following expenses (hereinafter "direct expenses") whether or not such direct expenses are billed to the Funds, BFS, or any related entity:

               1. Fees and expenses of the Fund's Independent Directors/Trustees and meetings thereof;

               2. Fees and costs of investment advisory services;

               3. Fees and costs of independent audits,  income tax preparation, and obtaining quotations for the purpose of calculating the Fund's net asset value;

               4. Fees and costs of  outside  legal  counsel  and legal  counsel employed directly by the Fund;

               5. Fees and costs of custodian and banking services;

               6. Costs   (including    postage)   of   printing   and   mailing
                  prospectuses, confirmations, proxy statements, and reports to Fund shareholders;

               7. Fees and costs for the  registration  of Fund  shares with the
                  Securities and Exchange Commission and the jurisdictions in which its shares are qualified for sale;

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

               8. Fees and expenses associated with membership in the Investment
                  Company Institute and the Mutual Fund Education Alliance;

               9. Expenses of fidelity bonding and liability  insurance covering the Fund;

               10.Costs for incoming telephone WATS lines;

               11.Organizational costs.

          C. Extraordinary Expenses. Any provision of this Agreement to the contrary notwithstanding, each Fund, as determined by its Board of Directors/Trustees, shall pay (or reimburse BFS for payment of) the following expenses, which shall be categorized as Extraordinary Expenses and shall be excluded from each Fund's expense ratio, whether or not the expense was billed to the Funds, BFS, or any related entity:

               1. Brokerage commissions

               2. Taxes

               3. Interest

               4. Portfolio insurance premiums

               5. Rating agency fees

               6. Other extraordinary  expenses, as authorized from time to time by each Fund's Board of Directors/Trustees.

IV. TERM. With respect to each Fund, this Agreement shall become effective upon its approval by vote of a majority of the Fund's shareholders at a meeting called for the purpose of voting on such approval and a majority of the Fund's Directors/Trustees, including a majority of those Directors/Trustees who are not "interested persons" of the Fund or BFS (as that term is defined in the Investment Company Act of 1940), and shall continue until it is terminated pursuant to the provisions of Paragraph XII.

V. INSURANCE. The Funds and BFS agree to procure and maintain, separately or as joint insureds with their Directors/Trustees, employees, agents, and others, an insurance policy or policies against loss arising from breaches of trust or errors and omissions and a fidelity bond meeting the requirements of the Investment Company Act of 1940 in such amounts and with such deductibles as are set forth on Schedule D attached to this Agreement and made a part hereof by reference, as it may be amended from time to time, and to pay premiums therefor, provided that if a Fund or BFS is party to a policy in which it is named as a joint insured, its liability for premiums on said policy shall be determined on the basis of premiums it would pay to obtain equivalent coverage separately relative to the premiums each other joint insured would pay to obtain equivalent coverage separately.

VI. REGISTRATION AND COMPLIANCE.

          A. BFS represents that it is registered as a transfer agent with the Securities and Exchange Commission ("SEC") pursuant to ss.17A of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and agrees to maintain said registration and comply with all of the requirements of said Act, rules, and regulations so long as this Agreement remains in force.

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

          B. Each Fund represents that it is an open-end management investment company registered with the SEC under the Securities Act of 1933 and the rules and regulations thereunder and the Investment Company Act of 1940 and the rules and regulations thereunder, and that it is authorized to sell its shares pursuant to said Acts, and the rules and regulations thereunder.

                       Each  Fund  will   furnish  BFS  with  a  list  of  those
                  jurisdictions in the United States and elsewhere in which it is authorized to sell its shares to the general public and maintain the currency of said list by amendment. Each Fund agrees to promptly advise BFS of any change in or limitation upon its authority to carry on business as an investment company pursuant to said Acts, and the statutes, rules, and regulations of each and every jurisdiction in which its shares are registered for sale.

VII. DOCUMENTATION. Each of the Funds and BFS shall supply to the other upon request such documentation as is required by them to carry out their respective obligations under this Agreement, including, but not limited to, declarations of trust, articles of incorporation, bylaws, codes of ethics, registration statements, permits, financial reports, third party audits, certificates of authority, computer tapes, and related items.

VIII. PROPRIETARY INFORMATION. It is agreed that all records and documents, except computer data processing programs and any related documentation used or prepared by, or on behalf of, BFS for the performance of its services hereunder, are the property of the Funds and shall be open to audit or inspection by the Funds or their duly authorized agents during the normal business hours of BFS, shall be maintained in such fashion as to preserve the confidentiality thereof and to comply with applicable federal and state laws and regulations, and shall, in whole or any specified part, be surrendered and turned over to the Funds or their duly authorized agents upon receipt by BFS of reasonable notice of and request therefor.

IX. INDEMNITY. Each Fund shall indemnify and hold BFS harmless against any losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit brought by any person other than the Fund (including a shareholder naming the Fund as a party) and not resulting from BFS's bad faith, willful misfeasance, reckless disregard of its obligations and duties, negligence, or breach of this Agreement, and arising out of, or in connection with:

          A.   BFS's performance of its obligations under this Agreement;

          B. Any error or omission in any record (including but not limited to magnetic tapes, computer printouts, hard copies, and microfilm or microfiche copies) delivered, or caused to be delivered, by a Fund to BFS in connection with this Agreement;

          C. Bad faith, willful misfeasance, reckless disregard of its obligations and duties, or negligence on the part of the Fund, or BFS's acting upon any instructions reasonably believed by it to have been properly executed or communicated by any person duly authorized by the Fund;

          D. BFS's acting in reliance upon advice reasonably believed by it to have been given by counsel for the Funds, or;

          E. BFS's acting in reliance upon any instrument reasonably believed by it to have been genuine and signed, countersigned, or executed by the proper person(s) in accordance with the currently effective certificate(s) of authority delivered to BFS by the Funds

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

                       In the event that BFS requests a Fund to indemnify or hold it harmless hereunder, BFS shall use its best efforts to inform the Fund of the relevant facts concerning the matter in question. BFS shall use reasonable care to identify and promptly notify the Fund concerning any matter which presents, or appears likely to present, a claim for indemnification against the Fund.

                       Each Fund may elect to defend BFS against any claim which may be the subject of indemnification hereunder. In the event that the Fund makes such an election, it shall notify BFS and shall take over defense of the claim and, if so requested by the Fund, BFS shall incur no further legal or other expenses related thereto for which it is entitled to indemnity hereunder; provided, however, that nothing herein shall prevent BFS from retaining, at its own expense, counsel to defend any claim. Except with the applicable Fund's prior consent, BFS shall not confess to any claim or make any compromise in any matter in which the Fund will be asked to indemnify or hold BFS harmless hereunder without the Fund's prior consent.

X. LIABILITY.

          A. Damages. BFS shall not be liable to any Fund, or any third party, for punitive, exemplary, indirect, special, or consequential damages (even if BFS has been advised of the possibility of such damages) arising from the performance of its obligations under this Agreement, including but not limited to loss of profits, loss of use of the shareholder accounting system, cost of capital, and expenses for substitute facilities, programs, or services.

          B. Force Majeure. Any provision in this Agreement to the contrary notwithstanding, BFS shall not be liable for delays or errors occurring by reason of circumstances beyond its control or the control of any of its affiliates and not attributable to the negligence of BFS or any of its affiliates, including, but not limited to, acts of civil or military authority, national emergencies, national or regional work stoppages, fire, flood, catastrophe, earthquake, acts of God, insurrection, war, riot, failure of communication systems, or interruption of power supplies.

          C. Trust Series Sole Obligor. BFS is expressly put on notice that, for any Fund which is a series of a registered investment company organized as a Massachusetts business trust (a "Trust Series"), liability under this Agreement shall be limited to the Trust Series incurring such liability and to the assets of such Trust Series. BFS shall not have any rights or remedies against any trustee, officer, employee, or shareholder of the Trust Series or any other series of the Trust for breach of this Agreement nor recourse to the property of any such persons or other series of the Trust for satisfaction of any judgment or other claim against the Trust Series.

XI. AMENDMENT. This Agreement and the Schedules forming a part hereof may be amended at any time, with or without shareholder approval (except as otherwise required by law), by a document signed by each of the parties hereto. In the event that one or more additional Funds are established, and the governing bodies of said Funds by resolution indicate that the Funds are to be made parties to this Agreement, Schedule E hereto shall be amended to reflect the addition of such new Funds, and such new Funds shall become parties hereto. Any change in a Fund's registration statement or other compliance documents, or in the forms relating to any plan, program, or service offered by its current prospectus which would require a change in BFS's obligations hereunder shall be subject to BFS's approval, which shall not be unreasonably withheld.

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

XII. TERMINATION. This Agreement may be terminated by any Fund with respect to said Fund, or by BFS, without cause, upon 120 days' written notice to the other party, and at any time for cause in the event that such cause remains unremedied for more than 30 days after receipt by the other party of written specification of such cause.

               In the event that a Fund designates a successor to perform any of BFS's obligations hereunder, BFS shall, at the expense and pursuant to the direction of the Fund, transfer to such successor all relevant books, records, and other data of the Fund in the possession or under the control of BFS.

XIII. SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, then such clause or provision shall be considered severed herefrom and the remainder of this Agreement shall continue in full force and effect.

XIV. APPLICABLE LAW. This Agreement shall be subject to and construed in accordance with the laws of the State of California.

XV. ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement constitutes the entire and complete understanding of the parties hereto relating to the subject matter hereof and supersedes all prior contracts and discussions between the parties.




By_/s/John T. Kataoka___________                    Date___6/1/95______________
   John T. Kataoka, President
   BENHAM FINANCIAL SERVICES, INC.




By_/s/Douglas A. Paul___________                    Date___6/1/95______________
   Douglas A. Paul, Secretary
   to the FUNDS

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
                            ADMINISTRATIVE SERVICES AND
                             TRANSFER AGENCY AGREEMENT

                                     Schedule A
                               Administrative Services


Benham Financial Services, Inc. agrees to provide each Fund the following administrative services:

1.   Fund and Portfolio Accounting

     A.   Maintain Fund General Ledger and Journal.

     B.   Prepare and record disbursements for direct Fund expenses.

     C.   Prepare daily money transfers.

     D.   Reconcile all Fund bank and custodian accounts.

     E.   Assist Fund independent auditors as appropriate.

     F.   Prepare daily projections of available cash balances.

     G. Record trading activity for purposes of determining net asset values and dividend distributions.

     H.   Prepare  daily  portfolio   evaluation   reports  to  value  portfolio
          securities and determine daily accrued income.

     I.   Determine the daily net asset value per share.

     J.   Determine income and capital gain dividend distributions per share.

     K.   Prepare  monthly,   quarterly,   semi-annual,   and  annual  financial
          statements.

     L. Provide financial information for reports to the Securities and Exchange Commission in compliance with the provisions of the Investment Company Act of 1940 and the Securities Act of 1933, the Internal Revenue Service, and any other regulatory agencies as required.

     M. Provide financial, yield, net asset value, etc. information to the NASD and other survey and statistical agencies as instructed by the Funds.

2.   Internal Audit

     Provide an internal audit staff for independent review of Fund operations. Internal audit staff will assist the independent accountants as appropriate, and report directly to the Audit Committee of the Board of Directors/Trustees.
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

3.   Legal

     A. Provide registration and other administrative services necessary to qualify the Fund's shares for sale in those jurisdictions determined from time to time by each Fund's Board of Directors/Trustees.

     B. Maintain registration statements and make all other filings required by the Securities and Exchange Commission in compliance with the provisions of the Investment Company Act of 1940 and the Securities Act of 1933.

     C.   Prepare and review Fund prospectuses.

     D.   Prepare proxy statements.

     E.   Prepare board materials and maintain minutes of board meetings.

     F.   Provide legal advice.

     The Funds' outside counsel may provide the services listed above as a direct Fund expense; however, the Funds have the option to employ their own counsel to provide any or all of these services.

4.   Insurance

     A.   Obtain errors and omissions policy.

     B.   Obtain fidelity bond.

5.   Administrative Management

     Provide each Fund with a president, a chief financial officer, a secretary, and such other officers as are necessary to manage the Fund and administer its affairs in accordance with law and appropriate business practice, all subject to the approval of the Fund's Board of Directors/Trustees.

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
                          ADMINISTRATIVE SERVICES AND
                           TRANSFER AGENCY AGREEMENT

                                   Schedule B
                 Share Transfer and Dividend Disbursing Services


Benham Financial Services, Inc. agrees to provide each Fund the following transfer agency and dividend disbursing services:

1.   Maintain shareholder accounts, including processing of new accounts.

2.   Post address changes and other file maintenance for shareholder accounts.

3.   Post all monetary transactions to the shareholder file, including:

         * Dividends, capital gains, and reverse share splits (BTMT) Y Direct (including lock box) purchases Y Wire order purchases and redemptions
         * Letter and telephone redemptions Y Draft redemptions
         * Letter and telephone exchanges (as well as auto exchanges via VRU and PC transmissions)
         * Letter and telephone transfers
         * Certificate issuances
         * Certificate deposits
         * Account fees
         * Automated Clearing House ("ACH") transactions
         * Exchanges initiated via Open Order Service

4. Conduct quality control reviews, by a separate dedicated group using statistically reliable samples, of transactions and account maintenance functions before mailing confirmations, checks, and/or share certificates to shareholders.

5. Monitor fiduciary processing to ensure accuracy and proper deduction of fees.

6. Prepare daily reconciliations of shareholder processing including money movement instructions.

7. Process bounced check collections, including the immediate liquidation of shares purchased and return of check, together with confirmation of entire transaction, to investor.

8.   Process all distribution and redemption checks and replace lost checks.

9.   Withhold   dividends  and  proceeds  of  redemptions  as  required  by  IRS regulations.

10.  Provide draft clearing services:

     *    Maintain signature cards and appropriate corporate resolutions

     * For drafts in amounts greater than $5,000, compare signatures on drafts with signatures on signature cards

     * Receive checks presented for payment, verify negotiability, and liquidate shares after verifying account balance

     * For Funds that provide check writing privileges, process shareholder check orders

     * For Funds and retirement accounts that do not provide check writing privileges, issue investment slip books

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

11.Mail confirmations, checks, and/or certificates resulting from transaction requests to shareholders.

12.Process all other Fund mailings, including:

     *    Dividend and capital gain distributions
     *    Quarterly, semi-annual, and annual reports
     *    Year-end shareholder tax forms
     *    Directed payments
     *    Quarterly statements
     *    Shareholder drafts (on request)
     *    Combined statements
     *    Annual Prospectus revisions

13.Answer all service-related telephone inquiries from shareholders and others, including:

     *    General and policy inquiries (research and resolve problems);
     *    Fund yield inquiries; and
     * Shareholder transaction requests and account maintenance changes (e.g., redemptions, transfers, exchanges, address changes, and check book orders).

     In addition:

     *    Monitor   processing   production   and  quality;   Y  Monitor  online
          statistical performance of unit; and Y Develop reports on telephone activity.

14.Respond  to  written   inquiries  by  researching  and  resolving   problems,
     including:

     *    Initiating   shareholder  account   reconciliation   proceedings  when
          appropriate
     *    Writing and mailing form letters
     *    Responding  to  financial   institutions   regarding  verification  of
          deposits
     *    Initiating proceedings regarding lost share certificates
     *    Logging activities related to written inquiries
     *    Maintaining system for correspondence control
     *    Notifying shareholders of unacceptable transaction requests

15.Maintain and retrieve all required account history for shareholders and provide research services as follows:

     *    Daily monitoring of all processing activity
     *    Providing exception reports
     *    Microfilming
     *    Storing, or archiving, and retrieving historical account information
     *    Obtaining microfiche of various reports
     *    Researching shareholder inquiries
     * Resolving suspense items (e.g., transactions not posted due to an error condition on the account)

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



16.Prepare materials for shareholder meetings, including:

     *    Addressing and mailing proxy solicitation materials
     * Tabulating returned proxies and supplying daily reports to inform management about the vote
     *    Providing Fund with an affidavit of mailing
     * Furnishing certified list of shareholders (hard copy or microfilm) and election inspectors

17.Report and remit assets as necessary to satisfy state escheat requirements.

18.On behalf of each Fund, file tax documents with appropriate federal and state authorities.


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
                         ADMINISTRATIVE SERVICES AND
                          TRANSFER AGENCY AGREEMENT

                                 Schedule C
                          Chargeable Transactions


      For purposes of determining the per-transaction portion of the transfer agency fee, the following types of transactions are considered chargeable transactions.

      1. Monetary Transactions

          In general all monetary transactions are chargeable with the exception of reversal transactions. The only chargeable reversal transaction is for returned investment checks. The following is a current list of chargeable transactions:

================================================================================
            Description        Transaction Type     Sub Code       Literal Code
================================================================================
      Incoming Wires                  PUR              01               11
================================================================================
      Wire Order Purchases            WOF              01               00
================================================================================
      Check Purchases                 PUR              01               02
================================================================================
                                      PUR              01               03
================================================================================
                                      PUR              01               05
================================================================================
                                      PUR              01               08
================================================================================
                                      PUR              01               09
================================================================================
                                      PUR              07               00
================================================================================
                                      PUR              07               01
================================================================================
                                      PUR              08               00
================================================================================
                                      PUR              09               00
================================================================================
                                      PUR              09               01
================================================================================
                                      PUR              09               14
================================================================================
                                      PUR              10               00
================================================================================
                                      PUR              14               00
================================================================================
                                      PUR              15               00
================================================================================
                                      PUR              16               01
================================================================================
                                      PUR              22               00

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

================================================================================
            Description        Transaction Type     Sub Code       Literal Code
================================================================================
                                    PUR               01               97
================================================================================
                                    PUR               01               98
================================================================================
                                    PUR               26               00
================================================================================
RPO Purchases                       PUR               05               00
================================================================================
ACH Purchases                       PUR               01               12
================================================================================
                                    PUR               07               02
================================================================================
                                    PUR               09               02
================================================================================
                                    PUR               02               00
================================================================================
                                    PUR               17               00
================================================================================
                                    PUR               18               00
================================================================================
                                    PUR               19               00
================================================================================
                                    PUR               20               00
================================================================================
Direct Dividend &
Capital Gains                       PUR               01               50
================================================================================
                                    PUR               09               50
================================================================================
                                    PUR               07               50
================================================================================
                                    PUR               31               50
================================================================================
Systematic Exchange
Purchases                           PUR               01               60
================================================================================
                                    PUR               07               60
================================================================================
                                    PUR               31               60
================================================================================
BCM Accumulation
Purchases                           PUR               01               32
================================================================================
                                    PUR               01               33
================================================================================
                                    PUR               01               42
================================================================================
                                    PUR               01               43
================================================================================
Exchange
Purchases/Liquidations            EXI/EXO             01               00
================================================================================
                                  EXI/EXO             01               61
================================================================================
                                  EXI/EXO             01               81
================================================================================
                                  EXI/EXO             01               82
================================================================================
                                  EXI/EXO             01               85
================================================================================
                                  EXI/EXO             01               86
================================================================================

================================================================================
            Description        Transaction Type     Sub Code       Literal Code
================================================================================
                                    PUR                 01             06
================================================================================
                                    PUR                 01             45
================================================================================
                                    PUR                 07             61
================================================================================
                                    PUR                 07             62
================================================================================
                                    PUR                 08             61
================================================================================
                                    PUR                 09             61
================================================================================
                                    PUR                 09             63
================================================================================
                                    PUR                 10             61
================================================================================
                                    PUR                 14             61
================================================================================
                                    PUR                 16             61
================================================================================
                                    PUR                 22             61
================================================================================
                                    PUR                 01             75
================================================================================
                                    PUR                 26             61
================================================================================
Check Purchases
(Reversals)                         PUR                 04             00
================================================================================
                                    PUR                 01            02 R
================================================================================
                                    PUR                 01            03 R
================================================================================
                                    PUR                 01            05 R
================================================================================
                                    PUR                 01            08 R
================================================================================
                                    PUR                 01            09 R
================================================================================
                                    PUR                 07            00 R
================================================================================
                                    PUR                 07            01 R
================================================================================
                                    PUR                 08            00 R
================================================================================
                                    PUR                 09            00 R
================================================================================
                                    PUR                 09            01 R
================================================================================
                                    PUR                 10            00 R
================================================================================
                                    PUR                 14            00 R
================================================================================
                                    PUR                 15            00 R
================================================================================
                                    PUR                 16            01 R
================================================================================
                                    PUR                 22            00 R
================================================================================
                                    PUR                 01            97 R
================================================================================
                                    PUR                 01            98 R
================================================================================

================================================================================
            Description        Transaction Type     Sub Code       Literal Code
================================================================================
                                   PUR                26             00 R
================================================================================
BCM Accumulation
Liquidations                       LIQ                01              32
================================================================================
                                   LIQ                01              42
================================================================================
Transfers In/Out                   PUR                01              35
================================================================================
                                   PUR                07              71
================================================================================
                                   PUR                08              71
================================================================================
                                   PUR                14              71
================================================================================
                                   PUR                16              71
================================================================================
                                   PUR                22              71
================================================================================
                                   PUR                26              03
================================================================================
                                   PUR                26              71
================================================================================
Transfers In & Out               TFI/TFO              01              00
================================================================================
                                 TFI/TFO              01              01
================================================================================
                                 TFI/TFO              01              81
================================================================================
                                 TFI/TFO              01              82
================================================================================
                                 TFI/TFO              01              85
================================================================================
                                 TFI/TFO              01              86
================================================================================
Check Liquidations                 LIQ                01              00
================================================================================
                                   LIQ                01              01
================================================================================
                                   LIQ                01              02
================================================================================
                                   LIQ                01              03
================================================================================
                                   LIQ                01              04
================================================================================
                                   LIQ                01              05
================================================================================
                                   LIQ                01              06
================================================================================
                                   LIQ                01              07
================================================================================
                                   LIQ                01              08
================================================================================
                                   LIQ                01              09
================================================================================
                                   LIQ                01              10
================================================================================
                                   LIQ                01              11
================================================================================
                                   LIQ                01              12
================================================================================
                                   LIQ                01              39
================================================================================

================================================================================
            Description        Transaction Type     Sub Code       Literal Code
================================================================================
                                     LIQ                01               14
================================================================================
Wire Order Redemption                WOR                01               00
================================================================================
SWIP Redemption
Checks                               LIQ                14               00
================================================================================
RPO Liquidations                     LIQ                05               00
================================================================================
Wires Out                            LIQ                01               20
================================================================================
Drafts Paid                          LIQ                03               00
================================================================================
Draft Order Fees                     LIQ                13               11
================================================================================
Other Fees                           LIQ                13               08
================================================================================
                                     LIQ                13               13
================================================================================
                                     LIQ                13               16
================================================================================
                                     LIQ                13               17
================================================================================
                                     LIQ                13               18
================================================================================
                                     LIQ                13               19
================================================================================
                                     LIQ                13               23
================================================================================
BCM Accumulation Fees                LIQ                01               33
================================================================================
                                     LIQ                01               43
================================================================================
Non-BCMG Advisor Fees                LIQ                01               75
================================================================================
                                     WOR                01               75
================================================================================
Certificate Issue                    CIS                01               00
================================================================================
                                     CIS                02               00
================================================================================
Certificate Deposit                  CDP                01               00
================================================================================
ADJ Credits                          ADJ                01               00
================================================================================
                                     PUR                04               01
================================================================================
                                     PUR                26               01
================================================================================
ADJ Debits                           ADJ                02               00
================================================================================

2.   Non-Monetary Transactions

     The only chargeable non-monetary transactions will be for shareholder-initiated account maintenance charges and one transaction charge for each new account added to the shareholder file. The following is a current list of non-monetary transactions:

================================================================================
                 DESCRIPTION                        TRANSACTION TYPE
================================================================================
General Account Maintenance                          MNT01 - MNT08
================================================================================
Draft Stop Add and Maintenance                           MNT009
================================================================================
Name/Address Change                                      MNT10
================================================================================
New Account Setup                                         N/A
================================================================================
Combined Statement Account Setup                          N/A
================================================================================

                            ADMINISTRATIVE SERVICES AND
                             TRANSFER AGENCY AGREEMENT

                                    Schedule D
                               Liability Insurance


Benham Financial Services, Inc. agrees to provide each Fund at a minimum with the following insurance coverages subject to a ratable allocation:

        1.    Errors and Omissions and Directors Liability.

                   *       $10 million limit.
                   *       $150,000 deductible for all claims.
                   * Individual director/trustee or officer sued - $5,000 deductible to aggregate of $25,000.

        2.    Fidelity Insurance (Blanket Bond).

                   *       $25,000,000 limit (each and every occurrence).
                   *       $150,000 deductible.

                        ADMINISTRATIVE SERVICES AND
                         TRANSFER AGENCY AGREEMENT

                                 Schedule E
                            Funds and Portfolios

Effective as of the date indicated below, each of the open-end management investment companies and the portfolios of said open-end management investment companies listed below is hereby made a party to the Benham Group Administrative Services and Transfer Agency Agreement dated June 1, 1995.

 Name of Fund/Portfolio                              Board Approval of Agreement

 Capital Preservation Fund, Inc.                              April 3, 1995

 Capital Preservation Fund II, Inc.                           April 3, 1995

 Benham Target Maturities Trust
     1995 Portfolio                                           April 3, 1995
     2000 Portfolio                                                 "
     2005 Portfolio                                                 "
     2010 Portfolio                                                 "
     2015 Portfolio                                                 "
     2020 Portfolio                                                 "

 Benham Government Income Trust
     Benham GNMA Income Fund                                  April 3, 1995
     Benham Treasury Note Fund                                      "
     Benham Government Agency Fund                                  "
     Benham Adjustable Rate Government Securities Fund              "
     Benham Short-Term Treasury and Agency Fund                     "
 Benham Long-Term Treasury and Agency Fund                          "

 Benham California Tax-Free and Municipal Funds
 Municipal Money Market Fund                                  April 3, 1995
 Tax-Free Money Market Fund                                         "
     Tax-Free Short-Term Fund                                       "
 Tax-Free Intermediate-Term Fund                                    "
 Tax-Free Long-Term Fund                                            "
 Municipal High-Yield Fund                                          "
 Tax-Free Insured Fund                                              "

 Benham Municipal Trust
     Benham National Tax-Free Money Market Fund               April 3, 1995
     Benham National Tax-Free Intermediate-Term Fund                "
     Benham National Tax-Free Long-Term Fund                        "
     Benham Florida Municipal Money Market Fund                     "
     Benham Florida Municipal Intermediate-Term Fund                "
     Benham Florida Municipal Long-Term Fund                        "
     Benham Arizona Municipal Intermediate-Term Fund                "
     Benham Arizona Municipal Long-Term Fund                        "

 Name of Fund/Portfolio                              Board Approval of Agreement

 Benham Equity Funds
     Benham Gold Equities Index Fund                          April 3, 1995
     Benham Equity Growth Fund                                      "
     Benham Income & Growth Fund                                    "
     Benham Utilities Income Fund                                   "
     Benham Global Natural Resources Fund                     April 3, 1995

 Benham International Funds
     Benham European Government Bond Fund                     April 3, 1995
     Benham International Equity Fund                               "
     Benham Asian Tiger Fund                                        "
     Benham Emerging Markets Fund                                   "
     Benham Global Bond Fund                                        "

 Benham Investment Trust
     Benham Prime Money Market Fund                           April 3, 1995

 Benham Manager Funds
     Benham Capital Manager Fund                              April 3, 1995

                           ADMINISTRATIVE SERVICES AND
                            TRANSFER AGENCY AGREEMENT
                                   Schedule F
                                  Compensation

=====================================================================================================================
                                                                              Monthly
                                                                        Per-Account Fee for       Per-Transaction
                      Fund/Portfolio                                  Account Maintenance             Fee
=====================================================================================================================
Capital Preservation Fund, Inc.                                               $1.3958                  $1.35
---------------------------------------------------------------------------------------------------------------------
Capital Preservation Fund II, Inc.                                            $1.3958                  $1.35
---------------------------------------------------------------------------------------------------------------------
Benham California Tax-Free and Municipal Funds                                $1.3958                  $1.35
     Municipal Money Market Fund
     Tax-Free Money Market Fund
     Tax-Free Short-Term Fund
     Tax-Free Intermediate-Term Fund
     Tax-Free Long-Term Fund
     Tax-Free Insured Fund
     Municipal High-Yield Fund
---------------------------------------------------------------------------------------------------------------------
Benham Equity Funds                                                                                    $1.35
     Benham Gold Equities Index Fund                                          $1.1875
                                                                              $1.1875
Benham Equity Growth Fund                                                     $1.3958
     Benham Income & Growth Fund                                              $1.3958
     Benham Utilities Income Fund                                             $1.1875
        Benham Global Natural Resources Fund
---------------------------------------------------------------------------------------------------------------------
Benham Government Income Trust                                                $1.3958                  $1.35
     Benham GNMA Income Fund
     Benham Treasury Note Fund
     Benham Government Agency Fund
     Benham Adjustable Rate Government Securities Fund
     Benham Short-Term Treasury and Agency Fund
     Benham Long-Term Treasury and Agency Fund
---------------------------------------------------------------------------------------------------------------------
Benham International Funds
     Benham European Government Bond Fund                                     $1.1875                  $1.35

---------------------------------------------------------------------------------------------------------------------
Benham Investment Trust                                                       $1.3958                  $1.35
     Benham Prime Money Market Fund
---------------------------------------------------------------------------------------------------------------------
Benham Manager Funds                                                          $1.1875                  $1.35
     Benham Capital Manager Fund
---------------------------------------------------------------------------------------------------------------------



=====================================================================================================================
                                                                              Monthly
                                                                        Per-Account Fee for       Per-Transaction
                      Fund/Portfolio                                  Account Maintenance             Fee
=====================================================================================================================
Benham Municipal Trust                                                        $1.3958                  $1.35
     Benham National Tax-Free Money Market Fund
     Benham National Tax-Free Intermediate-Term Fund
     Benham National Tax-Free Long-Term Fund
     Benham Florida Municipal Money Market Fund
     Benham Florida Municipal Intermediate-Term Fund
     Benham Arizona Municipal Intermediate-Term Fund

---------------------------------------------------------------------------------------------------------------------
Benham Target Maturities Trust                                                $1.1875                  $1.35
     1995 Portfolio
     2000 Portfolio
     2005 Portfolio
     2010 Portfolio
     2015 Portfolio
     2020 Portfolio
=====================================================================================================================

                    Administrative Services Fee Rate Schedule

                  Group Assets                         Fee Rate

               up to $4.5 billion                        .11%
                up to $6 billion                         .10%
                up to $9 billion                         .09%
             balance over $9 billion                     .08%



22